UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2013

Performance Technologies,
Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-27460	16-1158413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Canal View Boulevard Rochester, New York		14623
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 256-0200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Pursuant to Item 5.07(d) of Form 8-K, Performance Technologies, Incorporated (the “Company”) is filing this Amendment to its Form 8-K originally filed on May 24, 2013 solely for the purpose of disclosing the Company's decision on the frequency of future advisory votes on executive compensation.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

In the proxy statement that the Company provided to its stockholders in connection with the Company's 2013 Annual Meeting of Stockholders (the “Annual Meeting”), Proposal Four (non-binding, advisory proposal to express preference as to the frequency of stockholder advisory votes on the Company’s executive compensation) asked that stockholders vote, on an advisory basis, to recommend the frequency of future advisory votes on executive compensation. These advisory votes on executive compensation are periodic, non-binding stockholder votes to approve the compensation paid to the Company's named executive officers as disclosed in the Company's proxy statements, and are required under Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”).

 At the Company’s Annual Meeting of Stockholders on May 23, 2013, approximately 80% of the shares voting on Proposal Four voted in favor of an annual frequency for future advisory votes on executive compensation. Consistent with the stockholders' vote on Proposal Four, the Board of Directors of the Company approved at its regular meeting on November 14, 2013 an annual frequency for future advisory votes on executive compensation. As a result, the Company expects that an advisory vote on executive compensation will be held every year through 2019, when the next stockholder vote on the frequency of future advisory votes on executive compensation is required under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

November 15, 2013	By /s/ John M. Slusser
John M. Slusser
President and Chief Executive Officer

November 15, 2013	By /s/ Dorrance W. Lamb
Dorrance W. Lamb
Senior Vice President of Finance and Chief Financial Officer